As filed with the Securities and Exchange Commission on January 11, 2013

Registration No 000-50168

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

Amendment No. 1

to

FORM 10 /A

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

2 TRACK GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	41-2036671
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

716 Newman Springs Road, Suite 307 Lincroft, New Jersey	07738
(Address of principal executive offices)	(Zip Code)

(646) 450-6260
(Registrant’s Telephone Number, Including Area Code)

Securities registered under Section 12 (b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12 (g) of the Exchange Act:

Common Stock, $0.001 par value
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

We are currently filing reports with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share, pursuant to Section 12(g) of the Exchange Act.

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “Company,” “we,” “our,” “us” or the “Registrant,” refer to 2-Track Global, Inc.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this Report includes some statements that are not purely historical and that are deemed to be “forward-looking statements”, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such, may involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, perceived opportunities in the market and statements regarding our mission and vision. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You can generally identify forward-looking statements as statements containing the words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The forward-looking statements contained herein are based on various assumptions, many of which are based, in turn, upon further assumptions. Our expectations, beliefs and forward-looking statements are expressed in good faith on the basis of management’s views and assumptions as of the time the statements are made, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished.

For a discussion of the risks, uncertainties, and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors” set forth under “Item 1. Description of Business,” below. In light of these risks, uncertainties and assumptions, the future events, developments or results described by our forward-looking statements herein could turn to be materially different from those we discuss or imply.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We believe the information contained in this Form 10 to be accurate as of the date hereof. Changes may occur after that date. We will not update that information except as required by law in the normal course of our public disclosure practices. Additionally, the following discussion regarding our financial condition and results of operations should be read in conjunction with the financial statements and related notes.

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ITEM 1. BUSINESS

The Company was incorporated in the State of Nevada on March 12, 2002 under the name ECP Ventures, Inc. The Company’s original business was the exploration and development of mining properties located in the United States and Canada.

On November 30, 2004, ECP Ventures, Inc. (“ECPV”) entered into and consummated a Plan and Agreement of Reorganization between ECPV and 2-Track Limited and certain stockholders of 2-Track Limited (the “Exchange Transaction”). Pursuant to the Exchange Transaction, ECPV acquired all of the issued and outstanding shares of 2-Track Limited, a British corporation in exchange for shares of the common stock of ECPV. As a result of the Exchange Transaction, 2-Track Limited became a wholly owned subsidiary of ECPV and ECPV changed its name to 2-Track Global, Inc. As a result of the Exchange Transaction, the business formerly conducted by 2-Track Limited became the primary business of the Company. The assets, liabilities and revenue and expenses of 2-Track Limited and the Company are reported on a consolidated basis beginning with fiscal year 2008 for financial statement purposes.

On August 12, 2012, World Capital Market (“Buyer”) and Woosun (Mike) Jung, 2-Track’s chief executive officer, (“Jung”) and 10 other 2-Track stockholders (“Other Sellers”, and with Jung collectively, the “Sellers”) entered into a Stock Purchase Agreement (the “Agreement”). The Agreement provided for the Sellers to sell a total of 519,281 shares of 2-Track common stock, representing approximately 59% of the 874,500 issued and outstanding shares of 2-Track common stock, to the Buyer for a total of $130,000 cash. Closing of the Agreement was subject to satisfaction on or before August 15, 2012 (extended to August 29, 2012) of certain conditions precedent to closing. The transaction closed on August 29, 2012.

As a result of the change in control of 2-Track described above, on August 29, 2012 Woosun Jung, the sole Director of 2-Track, appointed Juanzi Cui and Rudolf Dominic Contreras to the 2-Track Board of Directors and designated Ms. Cui and Mr. Contreras as the new Chief Executive Officer and Chief Financial Officer/Secretary, respectively, of 2-Track. Mr. Jung will continue serving 2-Track as its Chief Operating Officer.

Our business plan focuses on three specific telematics business segments – Vehicle Tracking, Personnel Tracking (Executive Protection), and Asset Tracking (although we are not currently pursuing this last segment due to the current economic conditions). We continue to specialize in combining radio frequency identification devices ( “ RFID ” ) where opportunities exist. 2-Track is now focusing on fleet, asset and personnel tracking. The Company has streamlined its product offerings to more closely match current demand in corporate and personal security markets.

●	The Fleet product solution (“vTrac”) is a series of devices that plug under the dashboard and report all activities for a vehicle.
●	The Asset tracking solution (“aTrac”) consists of stand-alone devices that have varying size batteries allowing all types of assets to be tracked from small packages to large trailers/containers.
●	The Personnel tracking (“eTtrac”) consists of software and hardware devices designed to work on a mobile phone or be placed in someone’s pocket or briefcase.

The above products are tracked on our web-based tracking platform.

Technology Based Solutions

Vehicle Fleet Management – CONDOR FMS

We currently support a multi-functional tracking and status monitoring system for operators of both small and large vehicle fleets called Condor FMS (which stands for Fleet Management System). This system is presently offered on any Triband GSM Network for Worldwide haulage and vehicle rental markets.

Initially, we used a dial-up based system for tracking purposes. However, this dial-up system was relatively slow, provided only regional coverage and resulted in poor connectivity. In September 2006 we launched our own General Packet Radio System ( “ GPRS ” ) version which provided better connectivity and extended our tracking applications to worldwide customers. Our GPRS is a packet oriented mobile service compatible with 2G and 3G cellular communication devices utilizing the global system for mobile communications (“GSM”). The GSM is the most popular system for mobile telephony (currently utilized by AT&T and T-Mobile).

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The 2-Track Vehicle Fleet Management System (Condor FMS) performs a combination of management functions which can be handled simultaneously on a single PC, laptop and Internet. Our fleet management applications, currently available Worldwide include:

●	Real-time tracking	●	Reporting
●	Navigation	●	Control
●	Communication	●	Safety and Security
●	Information

In January 2008, we launched our own active server pages (“ASP”) services to support the Condor FMS and in 2009 we added new hardware to support the Condor FMS. In 2011 we made further enhancements to the ASP service to better support our customers.

The Condor FMS system is now in full commercial practice with sales on 4 continents, United States, India, the Middle Eat and parts of Europe. Our largest deployment to date has been in Nigeria. The Condor system is usually a one-time sale in which the purchaser can use the system in the existing GSM. We continue to focus on US as well as emerging markets which have (i) a large customer base and potential, and (ii) a large security / monitoring need. This includes Africa and India and will be pursued through VAR / Agency partnerships in those countries.

A significant value added reseller (“ VAR ”) of the Condor FMS software, TrakTag (Nigeria), has been appointed in Lagos, Nigeria and to date has sold 6 copies of the Condor FMS software which are in operation. This represents worldwide sales of the Condor FMS software. Following successful launch with ALC (Abuja Leasing Company), we now have Bayelsa Government, Cross River Government, and Skye Bank as our clients in Nigeria. We launched our own hardware in the first quarter of 2007 and since then our units have been sold in many parts of the world. We appointed 2-Track Solutions as our US-based distributor in exchange for their technical assistance in developing software for new customers in the USA. In turn, the Company will benefit from the use of these software improvements in non-USA markets and other parts of the world. We have also launched demonstration internet based solutions to many potential customers in the USA however no sales were recorded in the US during 2010 however we did have sales in 2011. We have not had any sales during 2012.

Personal Tracking Systems

In March 2007 we commercially launched our own personnel tracking system at the 2007 CeBIT Exhibition. The Condor FMS mTrac and iTrac products were originally developed for one of our clients, and now has been developed further for the general security market. It has SIEMEN’s quadraband GSM module to work all around the world. It has 7 days standby battery life and a GSM module to determine locations. Highly sophisticated hardware with customer programmable functions allows units to protect business people traveling in hazardous environments as well as for a single worker. We also have clients in Nigeria interested in protecting expatriates at oil and construction sites.

mTrac was launched in the first quarter of 2007. During 2011 we sold 465 units of 2-Track’s personal and vehicle tracking devices.

Asset Tracking System

The 2-Track commercial marine solution was based upon a combination of direct fleet management reporting via low earth orbit (“LEO”) satellites combined with RFM/RFID-based data relay for cargo and other wireless alarm systems. Due to market conditions 2-Track has decided not to pursue the marine tracking business.

2-Track, through its wholly-owned subsidiary 2-Track USA, owns the patent rights to PRISMS™ which stands for Positional Real-time Integrity and Status Monitoring System. This is a logistics-oriented technology which is intended to combine a stand-alone data capture and radio frequency identification (“ RFID ”) transmission device with a relay station for access to a low-earth satellite network. The intended market for PRISMS™ units was high volume freight transport assets such as cargo containers.

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In addition, PRISMS™ was designed address the International Maritime Organization ISPS Code (A) changes relating to the installation of ship security alert systems (SSAS) by providing a point of relay for 2-Track’s wireless alarm triggers (P-SSAS) - whether deck mounted or carried as a mobile unit - giving each and every crew member a distinct alarm identity. Single alarm activation will provide a shore-based control room with all the details of the ship’s position, sale of goods (“ SOG ”), cost of goods (“ COG ”) and other important data at the point the alarm was activated and monitored thereafter.

Although PRISMS has been approved by Korean Patent Agency as an IP, 2-Track is not pursuing this market due to the global economic slowdown and lack of interest in this space.

RFID Solutions

Active RFID

With RFID capability, we are developing a real time asset tracking system. Many businesses have high value assets kept in the office and venerable to theft. Our hardware, with simple installation and network capability, will allow clients to monitor and track assets 24/7. 2-Track plans to maintain its expertise in this field but is not actively pursuing direct RFID sales due to a lack of demand in this market space due to current economic conditions. However, 2-Track will continue to offer its Active RFID as an add-on to other vehicle tracking systems.

Mobile Video Solutions

iView

We are continuing to watch the mobile video space as it matures. We have determined that mobile video requires a 4G network which is just becoming cost effective and available in more areas of the world. 2-Track has been experimenting with several mobile video products internally named “iView”. Our goal is to provide full motion video in vehicles and other remote locations. We have been testing various products in an attempt to find the right combination of product/price for the markets. We have also been in discussions with a Chinese manufacturer called Wekomp to potential build the devices.

Future Business Development

The primary business development targets for 2012 continue to be focused on expansion of distributor networks. Also, 2-Track will continue its focus on the Personal Tracking System Development. First products will be BlackBerry Based Tracking System, Android Phone Based Tracking System, and Iphone based Tracking System. While the Company has not been able to generate sales revenue during 2012 due in part to the current difficult economic circumstances in many parts of the world, particularly in those emerging markets in Africa and the Middle East, in which the Company has been focusing its selling efforts. However, Management believes that it has developed several sales prospects during 2012 which will hopefully result in sales revenue in fiscal year 2013.

Territorially there will be a strong emphasis on developing emerging markets in Africa, the Middle East, Asia, and India markets characterized by a strong security need and being underserved through lack of geographic information system (“ GIS ”) mapping technology, poor wireless network infrastructure, or political risk. As commercially available mapping systems such as Microsoft/Google expand their coverage and emerging countries develop and expand their wireless infrastructure, effective utilization of our tracking devices will become more practical. However, developing a reliable wireless infrastructure often requires a stable political system which will continue to be an issue in many African and Middle East countries.

We continue to look for new channel partners that may sell our products and services. Since we do not have a direct sales force, we rely on sales to other organizations who in turn sell to their customer base. We are trying to find new selling channel partners however due to financial limitations we have not been able to actively pursue. Under the circumstances we have utilized e-mail campaigns as much as possible to find and develop new contacts and we plan to attend industry trade shows. If we were able to secure adequate financing to hire a full time sales person, that person would be instrumental in developing new channels and revisiting existing ones to try to increase revenues.

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Marketing

Our vehicle-based fleet management system ( “ FMS ” ) is in operation with a small number of vehicle rental companies primarily located in Nigeria where initial sales were made through our channel partner. With the launch of tri-band GSM/GPRS Condor hardware, we can now actively supply and market our product worldwide utilizing existing 2G and 3G devices utilizing available GSM’s.

Approximate Global Markets:

●	UK - 11,000 Freight Transport Association members; 425,000 commercial vehicles
●	EU - over 2 million commercial vehicles
●	India, Pakistan, China, Middle East, Africa, and ASEAN - some of the world’s fastest growing freight forwarding/road haulage industries with huge potential for satellite based systems.

2-Track’s strategy has focused on channel partners (resellers). We will continue to develop this indirect sales force in geographically distinct markets. To enhance its marketing partnerships, 2-Track may grant certain exclusive territory rights to its products and technologies. Resellers typically market and secure product purchase orders from their customers. They in turn order those products and services from us. We will deliver the solution to the reseller charging a wholesale price, and the reseller will deliver the product to their customers charging a retail price. The difference between the wholesale and retail price is how the reseller is compensated.

To more effectively address our U.S. marketing and technology support efforts in January 2007, we formed 2-Track USA (“2-Track USA”) which is a wholly-owned subsidiary of the Company in the state of New York. The initial officer of 2-Track USA is Mike Jung who is CEO and President of the Company. In December, 2010, all of the assets and business previously carried on at 2-Track’s Korean facility was transferred to 2-Track USA.

In early 2011 we commenced using 2-Track Solutions LLC, a New Jersey limited liability company, as the US distributor of our products. 2 Track Solutions is independently owned and operated.

2-Track is planning on expanding its business through new ventures in India and Africa because of the perceived potential for its products in these markets. 2-Track is seeking more VAR relationships in India and Africa as well as other parts of the world. New channel partners have been established with T&M Protection in New York and MaxSecurity Systems in Israel. These partners focus on providing asset and personnel protection for worldwide travelers and companies. Affiliating these new channel partners has not resulted in any sales. Our current channel partner structure is set forth below.

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Customers

Through 2009 we had experienced a high concentration of sales with three major customers in the international market. Since 2009 our marketing strategies have sought to diversify our sales to many customers in the retail and wholesale areas selling products to several resellers who in turn sell to their customers. While we had no sales during 2010, one customer, Intel in Nigeria, accounted for 52% of our sales during 2011. We have not had sales to customers during 2012.

Competition

We face competitive environments in all our target markets, but of a very mixed and often complex kind.

In most commercial fleet management solution markets, we compete head-to-head with many other systems using the same or similar components and utilizing identical wireless telephone networks - whether GSM or GPRS format. With commoditization, inevitable in mature markets, we have focused on creating software solutions for significant emerging markets where competition is less developed and the security need is large. Emerging markets do not currently present large volume/high value demand which larger companies typically require in order to enter a market. Consequently, smaller companies like 2-Track are able to service these smaller, emerging markets with less competition from larger, better known suppliers. By partnering directly with established resellers with appropriate GIS mapping technology credentials and often political connections, we are confident of making major inroads in these markets without the need to establish a stand-alone marketing system and the major marketing expense associated with establishing such a system.

Intellectual Property Rights

We own all the intellectual property for our PRISMS™ technology for container monitoring. This includes all the requirements, firmware and software design and planning, and other copyright encompassed in the technical specification for the communications architecture and its specific deployment for the business applications stated in this document, and subject to a PCT Application through the Korean Patent Office in November 2004. We have not obtained IP on PRISM and are pursuing approval from USA, Japan, India, China, and EU. While we will continue to enhance our PRISMS™ technology, we are not actively marketing this technology at the present time but may pursue this business in the future.

Research and Development Expenditures

During fiscal year 2011, 2-Track USA spent no funds on product research and development compared to $248,800 of research and development expenditures in fiscal year 2010. Most of the 2010 research and development costs were incurred to develop FMS related products at the Seoul, Korea R&D facility which closed in December, 2010. Due to financial constraints, no product research and development could be funded during 2011. The Company currently has not allocated funding to carry on foreseeable product R & D.

Employees

The Company has one full-time employee, Woosun Mike Jung, its Chief Operating Officer. The Company has been leveraging technical and sales contractors in select markets where opportunities arise. The other two officers of the Company, the CEO and CFO/Secretary, intend to devote between 3 and 5 hours per week to the Company’s business.

Current markets where we have engaged technical and/or sales contractors are as follows:

USA : Niscayah ; 2-Track Solutions

India : Technotrack

UK : Raju Kagram

UAE : Advanced Vision

Nigeria : TrakTag; Victor Philip (Free Lance)

Kenya : Douglas Jung (Free Lance, brother of Woosun Jung)

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It is anticipated that management will engage consultants, attorneys and accountants as necessary for us to conduct our business operations and to implement and successfully complete our business plan. Our other directors and officers are engaged in outside business activities and anticipate that they will devote very limited time to our business at this time.

Effect of Existing or Probable Governmental Regulations on Business

Upon effectiveness of this registration statement, we will be subject to the Sarbanes-Oxley Act of 2002. This Act creates a strong and independent accounting oversight board to oversee the conduct of auditors, of public companies and to strengthen auditor independence. It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; prohibits certain insider trading during pension fund blackout periods; and establishes a federal crime of securities fraud, among other provisions.

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our shareholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our shareholders with the information outlined in Schedules 14A or 14C of Regulation 14A; preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to our shareholders.

We will also be required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

Reports to Security Holders

Upon effectiveness of this registration statement, we will be required to comply with the reporting requirements of the Exchange Act. We will be required to file annual, quarterly and other reports with the SEC. We will also be subject to the proxy solicitation requirements of the Exchange Act.

The public may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

We also intend to publish our reports on our web site which is www.2-track.com.

ITEM 1A.	RISK FACTORS.

THIS REGISTRATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO US, OUR INDUSTRY AND TO OTHER BUSINESSES.

An investment in our securities involves a high degree of risk. Any statements with respect to future events contained in this Form 10 are based upon circumstances and events which have not yet occurred, and upon assumptions which may not materialize. The actual results which are achieved by us may vary materially from those discussed in this Form 10.

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This Form 10 contains forward-looking statements which involve risks and uncertainties. Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this Form 10, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors section and elsewhere in this Form 10. Any such statements are representative only as of the date of this Form 10. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this Form 10 or to reflect the occurrence of unanticipated events, except for such updates to this Form 10 as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

Accordingly, you should consider carefully the following risk factors, in addition to the other information with respect to our business contained in this Form 10.

LACK OF PROFITS IN CURRENT BUSINESS; ON-GOING NEED FOR ADDITIONAL CAPITAL.

We have incurred operating losses since inception. As a result of the historic losses and negative cash flows from operations, our ability to continue operations will depend on our ability to generate increased revenues and the availability of equity/debt financing for working capital. If we are unable to generate sufficient revenues in the near future or obtain outside capital to cover operating expenses, we may be unable to establish or maintain desired levels of business operations.

The audit report of our independent accounting firm includes a “going concern” explanation. In the independent accounting firm’s opinion, our limited operating history and accumulated net deficit as of December 31, 2011, raise substantial doubt about our ability to continue as a going concern.

COMPANY IS STILL IN DEVELOPMENT STAGE.

2-Track USA, and before it 2-Track Limited, are development stage companies and are in the process of fully implementing their business plan and technologies. 2-Track Limited commenced its business operations as a private limited company in 2002 and has generated only limited revenues. 2-Track USA commenced its business operations in January 2007 and has also generated only limited revenues. As our primary operating subsidiary, 2-Track USA has only a limited operating history upon which an evaluation of our future performance can be made. Our future prospects must be considered in light of the risks and difficulties encountered by developing companies which have not yet established an operating track record.

BUSINESS FACTORS AFFECTING FUTURE SUCCESS.

The success of our technology based business will depend on several factors including:

●	Our ability to maintain competitive prices which provide desired profit margins and expanding our product line;
●	Our success in further developing marketing channels for our Condor product lines in US and other markets as well as commercial industry.
●	Our ability to increase consumer awareness of our products and services;
●	Our ability to provide comprehensive solutions which satisfy current and future anti-terrorism government regulation applicable to national and international commerce.
●	Our ability to further enhance our product capabilities and utilize cutting-edge and evolving technologies.

COMPANY REQUIRES ADDITIONAL FUNDS TO CARRY ON ITS BUSINESS.

The development and marketing of our technology products requires significant amounts of capital. For example, the Company requires approximately $120,000 to be able to hire a sales and marketing director. To date, both 2-Track and its subsidiary have relied on the sale of equity securities, loans, and limited sales revenue to meet their operational and capital requirements. Because we have limited revenues, it will be necessary to fund our ongoing operations by selling additional equity or debt securities, secure lines of credit or obtain other third-party financing. The timing and amount of such capital requirements cannot be determined at this time and will depend on a number of factors, including demand for our products and technologies. There can be no assurance that additional financing will be available on satisfactory terms when needed, if at all. Failure to raise additional capital, secure other sources of financing or enter into other collaborative business transactions would have a material adverse effect on our ability to achieve our intended business objectives. Any future equity financing will result in dilution to current stockholders. Future debt financing will result in interest expense and the risk that we cannot repay such debt when due.

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COMPANY FACES COMPETITION FROM MANY, OFTEN LARGER, COMPANIES.

We are competing in the global tracking and monitoring market, a market characterized by intense competition from both established companies and start-up companies. Since the market demands both competitive prices, and capabilities, our success depends in part on our ability to enhance existing products and introduce new technologies. This requires us to accurately predict future customer demands, technology development and pricing trends. Unexpected changes in technological standards, the rate of technology adoption, customer demand and pricing of competitive products could adversely affect our operating results if we are unable to respond effectively to such changes.

COMPANY’S PRODUCTS ARE PRODUCED OUTSIDE THE U.S. THUS MAKING COSTS, AVAILABILITY OF MATERIAL AND LAND WORKERS SUBJECT TO FOREIGN ECONOMIC CONDITIONS.

Our current manufacturing structure is particularly subject to various risks associated with its use of offshore contract manufacturers, including changes in costs of labor and materials, reliability of sources of supply and general economic conditions in foreign countries. Unexpected changes in foreign manufacturing or sources of supply, and changes in the availability, capability or pricing of foreign suppliers could adversely affect our business and results of operations. The impact of these risks on our operations is difficult to measure, but the inability to alter our strategic marketing, or react properly to changing economic conditions could have an adverse effect on our financial position.

SALES LEVELS CAN FLUCTUATE DRAMATICALLY FROM PERIOD TO PERIOD.

Our target markets include end-users, resellers, systems integrators, major accounts and original equipment manufacturers. Due to the relative size of some customers, sales in any one market segment could fluctuate dramatically on a quarter-to-quarter basis. Fluctuations in major accounts and the OEM segment could materially adversely affect our financial condition and results of operations. Additionally, our revenues and results of operations could be adversely affected if we were to lose certain key distribution or development partners.

In summary, our net sales and operating results in any particular quarter may fluctuate as a result of a number of factors, including competition in the markets for our products; delays in new product introductions by us; market acceptance of new products and technologies by us or our competitors; changes in product pricing, material costs or customer discounts; the size and timing of customer orders; fluctuations in channel inventory levels; variations in the mix of product sales; manufacturing delays or disruptions in sources of supply; and the pace of the current economic recovery. Our future operating results will depend, to a large extent, on our ability to anticipate and successfully react to these and other factors. Failure to anticipate and successfully react to these and other factors could adversely affect our business and financial condition.

OTHER FACTORS AFFECTING COMPANY BUSINESS ARE BEYOND THE COMPANY’S CONTROL.

In addition to the above, we are also susceptible to other factors that generally affect the market for stocks of technology companies such as technological changes, obsolescence, new market competitors, shift in consumers demands and fluctuations in stock variations. These factors could affect the price of our stock and could cause such stock price to fluctuate significantly over short periods of time.

NO DIVIDENDS EXPECTED TO BE PAID.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into us to further our business strategy.

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LIMITATIONS ON FUTURE SALES OF THE COMPANY’S STOCK.

The Company’s common stock is not currently traded on any public stock market. Consequently, stock holders may be able to buy or sell the Company’s common stock at the times or in the amounts desired. The current value of the Company’s common stock is not currently quoted on any established trading market. Even if our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker- dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker- dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

POSSIBLE ISSUANCE OF PREFERRED STOCK WHICH MAY HAVE RIGHTS SUPERIOR TO THOSE OF THE COMPANY’S COMMON STOCK.

Our Articles of Incorporation authorize the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences to be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future.

COMPANY IS CURRENTLY CONTROLLED BY ONE STOCKHOLDER.

Our principal shareholder currently owns an aggregate of approximately 59% of our issued and outstanding common stock. Our management consists of Juanzi Cui, CEO and Director, Woosun Mike Jung, COO and Director and Rudolf Dominic Contreras, CFO, Secretary and Director. Our principal shareholder is World Capital Market. Consequently, management, along with our principal shareholder, acting together, have the ability to influence control of our operations and will have the ability to influence or control substantially all matters submitted to shareholders for approval, including:

●	Election of the Board of Directors;
●	Removal of directors;
●	Amendment to our Articles of Incorporation or Bylaws.

The majority shareholder will thus have substantial influence over our management and affairs and other shareholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock.

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CURRENT ECONOMIC CONDITIONS ADVERSELY AFFECT THE COMPANY’S DEVELOPMENT

The current United States and worldwide economic recession has made it increasingly difficult to introduce and sell the Company’s products particularly in those emerging markets which are very susceptible to economic downturns. In addition our ability to arrange necessary financing or complete business transactions has been adversely affected by the current reduced funding by banks and investment banking firms to developing enterprises such as 2-Track. Consequently, necessary capital to invest in the Company’s product development and marketing programs will be harder to secure under the current recessionary economic conditions.

ADDED TIME AND EXPENSE OF BEING A REPORTING COMPANY

Upon the effectiveness of this Form 10, 2-Track will once again be subject to the reporting requirements of the 1934 Act. Complying with the reporting requirements of the 1934 Act as well as related legislation such as Sarbanes-Oxley, require increased time and expense by 2-Track’s officers and directors as well as 2-Track’s accountants and attorneys. Due to the Company’s lack of funding, it did not have the necessary funds to prepare its ongoing reports with the SEC and became delinquent in its filings under the 1934 Act. Despite the Company’s filing of all its annual reports on Form 10-K and filing its quarterly reports on Form 10-Q through the second quarter, all of which were filed with the SEC on August 30, 2012, the Commission revoked the registration of the Company’s common stock under the 1934 Act effective as of September 7, 2012. In addition, until recently 2-Track’s CEO and CFO could not certify that the design and operation of its internal disclosure controls and procedures were effective in ensuring the timely disclosure of material information relating to our business and operations. See ITEM 2 for information relating to recent modifications to the Company’s internal disclosure controls and procedures to address these deficiencies.

ONLY ONE OFFICER IS FULLTIME EMPLOYEE OF COMPANY.

At the present time only Woosun Jung, the Chief Operating Officer, devotes full time to the business of the Company. Ms. Cui, the CEO and Mr. Contreras, the CFO, will devote only about 3 to 5 hours per month to the business of the Company and will continue to devote substantial time and attention to their other business activities. While Ms. Cui and Mr. Contreras believe the amount of time to be devoted to the Company’s business will be sufficient to timely and effectively manage the Company’s ongoing business, there could be circumstances where their lack of full time attention to the Company’s activities could impede the Company’s business progress. In addition, both Ms. Cui and Mr. Contreras will provide additional time and effort to the Company should the need arise.

THE COMPANY CURRENTLY CONDUCTS NO PRODUCT RESEARCH AND DEVELOPMENT

In the past the Company has maintained a Research and Development facility and made significant expenditures in product R&D. At the current time, the Company is conducting no product R&D which has prevented the Company from enhancing existing products and developing new products and services and resulted in some products becoming obsolete or discontinued. The Company hopes to secure additional funding in the future to reestablish its product R&D however there is no assurance that the Company will be successful on obtaining additional funds for this purpose.

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ITEM 2.	FINANCIAL INFORMATION

A. Selected Financial Data

	For the nine months ended	For the year ended	For the year ended
	September 30, 2012	December 31, 2011	December 31, 2010

Statement of Operations Data:
Net revenue	$—	$76,902	$—
Operating expenses	$19,101	$49,658	$289,991
Net loss	$ (557)	$(30,645)	$(332,590)
Net loss per share	$(0.0 0)	$(0.04)	$(0.41)

	As of		As of	As of
		September 30, 2012	December 31, 2011	December 31, 2010

Balance Sheet Data:
Total assets		$2, 205	$2,563	$133
Total liabilities		$2,960,812	$3,077,777	$3,063,166
Shareholders’ deficiency	$	(2,958,607)	$(3,075,214)	$(3,063,033)

B. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation for the Next Twelve Months

2-Track conducts its business primarily through its wholly-owned subsidiary 2-Track U.S.A., Inc. ( “ TTNY “ ). TTNY is now the primary operating entity of 2-Track. 2-Track also opened a sales and research facility in New Jersey but closed the facility in __________ due to financial reasons. 2-Track has been engaged in developing and marketing vehicle, personnel and asset tracking and security technologies and hopes to realize sales revenue during 2013.

Business Operations Overview

Technical Roll-Out

During the quarter ended September 30, 2012 2-Track continued to enhance its ASP services and adding new alerting features, reports and stabilizing the platform for use with larger scale applications.

In addition, we continue to analyze new software for upgrading our capability to support new device types.

Business Development

During 2012, 2-Track has had no sales revenue. The primary business development targets for 2012 will be the continued expansion of distributor networks and OEM partners for the Condor FMS vehicle fleet management solution. Condor, which is currently available in the UK, Africa, and the Middle East, in a GPRS format, has been expanded through the addition of LEO+GPRS as well as higher spec hardware for the US market.

Territorially 2-Track is placing a strong emphasis on developing emerging markets in Africa, the Middle East, and India markets which are characterized by a strong security need and poor wireless network infrastructure or political risk. We are also looking to market higher spec products (3G) in the US. The Company is looking for a US manufacturing source for its 3G trackers since such products are not yet being made in China or Taiwan.

2-Track has now started to deal with two large corporate security firms (T&M Protection (US) and MaxSecurity Systems (Isreal)) which have tested and are marketing 2-Track product solutions to their clients. In addition we are contacting various potential channel partners to expand the retail market. 2-Track anticipates good support within the distribution and dealership communities. In October 2009, 2 Track appointed Niscayah as its US based distributor for corporate sector in the USA. During 2011, 2-Track appointed additional distributors in USA, Asia, Middle East, and Africa including the US distributor 2-Track Solutions LLC which is independently owned and operated.

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Results of Operation

Three-Month Period Ended September 30, 2012

During the quarter ended September 30, 2012, we had no revenues. The lack of revenue was attributable to the absence of sales in India and Nigeria where we had hoped to generate ongoing sales revenue. Cost of sales decreased to zero for the third quarter of 2012. The decrease in cost of sales was commensurate with the lack of sales during the third quarter of 2012. Due to the lack of sales revenue the Company had no gross profit to report for the third quarter of 2012.

Operating expenses were $18,098 for the third quarter in 2012. Most of the operating expenses for the third quarter of 2012 related to legal and audit fees. The Company continues to seek to reduce expenditures until revenues are realized. The Company incurred no research and development expenses or professional and consulting fees due to the need to curtail such expenses as a result of the Company’s financial condition.

We earned net income of $6,752 for the quarter ended September 30, 2012 due to a gain of $28,620 from a one-time, non-recurring event from the settlement of legal fees owed.

Nine-Month Period Ended September 30, 2012

2-Track had no revenues for the nine months ended September 30, 2012. Cost of goods sold was zero for the first nine months of 2012 which is commensurate with the absence of sales revenue during 2012. Cost of goods sold as a percentage of sales was zero in the first nine months of 2012. Gross profit was zero for the first nine months of 2012.

Operating expenses were $19,101 for the nine months ended September 30, 2012 due primarily to the decreased expenses relating to selling and administrative expenses as the Company sought to reduce overall operating expenses. The Company had no research and development costs or professional and consulting fees during the first nine months of 2012 reflecting the Company’s lack of operating capital. The Company had a net loss for the nine months ended September 30, 2012 of $557 primarily due to the gain from settlement of legal fees owed.

Operating Results for the Fiscal Year Ended December 31, 2010 and 2011.

Fiscal year 2011 as used in this section refers to the 12 month period ended December 31, 2011.

We had revenues of $76,902 for fiscal year 2011 compared to no revenues for the year ended December 31, 2010. While we were aggressively marketing our various products, we consummated sales during 2011 primarily to new customers in Nigeria and India.

Cost of sales increased from zero in 2010 to $41,769 in 2011 due primarily to the increase in sales during 2011. Despite the limited sales in 2011, we had gross profits of $31,623 for 2011 compared to loss of $(35,050) in 2010. The loss in 2010 was due to a lack of sales revenue and a $35,050 write-down in our inventory.

Operating expenses continued to decrease from $289,991 in 2010 to $49,658 in 2011 indicative of 2-Track’s cost-cutting measures primarily in the expenditures for research and development.

Operating Expenses included the following:

●	Selling, general and administrative expenses increased to $49,536 for fiscal year 2011 as compared to $29,600 for the same period a year earlier. Most of these operating expenses represent travel expenses related to marketing our products in several countries during fiscal year 2011and 2010.
●	Due primarily to the closure of 2-Track’s R&D facility in Seoul, South Korea in late 2010, research and development expenses were eliminated for fiscal year 2011 compared to $248,800 of R&D expenses in 2010. R&D for 2010 was focused on software and enhancements related to FMS and Starfish products.
●	2-Track reported a $11,235 charge in 2010 for abandoned property and equipment relating to closing down its R&D facility in Seoul, South Korea.
●	2-Track incurred no professional fees or consulting expenses for fiscal year 2011 reflecting 2-Track’s cost-cutting efforts during 2011.

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We had a net loss of $30,645 for fiscal year 2011, or $0.04 per share, compared to a net loss of $332,590 for 2010, or $ 0.41 loss per share. The decrease in net loss in 2011 was primarily due to increased sales revenue and the elimination of research and development expenses in 2011.

No provision was made for income taxes for the years ended December 31, 2011 and 2010.

Off-Balance Sheet Arrangements

The Company has never engaged in any off-balance sheet arrangements as defined in Item 303 (a) of the SEC’s Regulation S-K.

Liquidity and Sources of Capital

2-Track has incurred operating losses since its inception, and, as of September 30, 2012, 2-Track had an accumulated deficit of $5,5 73,655 . At September 30, 2012, 2-Track had cash and cash equivalents of $2 53 and a working capital deficit of $ 2,960,559 . With this operating deficit, 2-Track will require additional debt or equity capital to cover its business plan and growth, and the repayment of debt obligations. During the third quarter of 2012, we did not raise any outside capital.

We hope to secure a minimum of $500,000 in additional working capital during fiscal year 201 3 to fund our business development and growth. It is our intention to pursue other equity and debt-based funding strategies through the issuance of additional stock and/or long-term borrowing commensurate with a responsible level of debt.

Due to our limited cash flow and history of operating losses, it is unlikely that we could obtain financing through commercial or banking sources. Consequently, we are dependent on continuous cash infusions from major investors, debt financing and the exercise of outstanding options in order to fund our current operations. If these sources of capital were unwilling or unable to provide additional working capital to us, we would probably not be able to sustain our full range of operations and could jeopardize our ability to continue operations. There is no written agreement or contractual obligation which would require our past funding sources to fund our future operations up to certain amounts or indeed continue to finance our operations at all. Although we believe that current and/or future investors will continue to fund our expenses, there is no assurance that such investors will continue to fund our ongoing operations or the terms upon which such investments will be made.

Critical Accounting Policies

Revenue Recognition

The Company enters into agreements to sell products (hardware or software), services, and other arrangements that include combinations of products and services. Revenue from product sales, net of trade discounts and allowances, is recognized provided that persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. Revenue is reduced for estimated product returns and distributor price protection, when appropriate. For sales that include customer-specified acceptance criteria, revenue is recognized after the acceptance criteria have been met. Revenue from services is deferred and recognized over the contractual period or as services are rendered and accepted by the customer. When arrangements include multiple elements, we use objective evidence of fair value to allocate revenue to the elements and recognize revenue when the criteria for revenue recognition have been met for each element. The amount of product revenue recognized is affected by our judgments as to whether an arrangement includes multiple elements and if so, whether vendor-specific objective evidence of fair value exists for those elements. Changes to the elements in an arrangement and the ability to establish vendor-specific objective evidence for those elements could affect the timing of the revenue recognition. Most of these conditions are subjective and actual results could vary from the estimated outcome, requiring future adjustments to revenue.

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2-Track’s discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements requires managers to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures on the date of the financial statements. On an on-going basis, 2-Track’s accountants’ evaluate the estimates, including, but not limited to, those related to revenue recognition. 2-Track uses authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates.

2-Track has adopted the fair value based method of accounting prescribed in Accounting Standards Codification (“CAS”) 718, “Compensation – Stock Compensation” for its employee stock option plans.

ITEM 3.	PROPERTIES.

In early 2011 we relocated our US corporate office from New York to Lincroft, New Jersey. The NY office was subleased from the current lessor without rental payment. The New Jersey office is also used on a rent free basis and is located at 716 Newman Springs Road, Suite 307 in Lincroft NJ.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of October 15, 2012 by: (i) those persons or groups known to own beneficially more than 5% of our common stock, (ii) each of our current directors and executive officers and (iii) all of our executive officers and directors as a group. The information presented does not reflect the ownership interests of such individuals as a result of the merger transaction described above.

The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the shareholders listed possess sole voting and investment power with respect to their shares.

	Shares Beneficially Owned
Name and Address	Number		Percent

OFFICERS AND DIRECTORS
Mike Jung, COO and Director 716 Newman Springs Road, Suite 307 Lincroft, New Jersey 07738	730	(1)	* %

Juanzi Cui, CEO and Director 150 S. Los Robles Ave., Suite 900 Pasadena, CA 91101	-0-		-0-%

Rudolf Dominic Contreras, CFO, Secretary and Director 150 S. Los Robles Ave., Suite 900 Pasadena, CA 91101	-0-		-0-%

SHAREHOLDERS OWNING 5% OR MORE

World Capital Market (2) 150 S. Los Robles Ave., Suite 900 Pasadena, CA 91101	519,281		59%

All Executive Officers and Directors as a group (3 persons)	730	(1)	* %

(1)Amount includes 730 (51,000 pre-split) shares issuable under stock options exercisable within 60 days of December 31, 2011. Amount adjusted to reflect the October 14, 2011 1-for-70 reverse stock split.

(2) World Capital Market is owned and controlled by Mr. Ming Xu.

* Indicates less than 1%

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Equity Compensation Plan Information

Information in the table below is as of December 31, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and right	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Plan Category	(a) (*)	(b) (*)	(c) (*)
Equity compensation plans approved by security holders	4,286	$14.70	85,715
Equity compensation plans not approved by security holders	N/A	—	—
Total	4,286	$14.70	85,715

(*) Amounts adjusted to reflect the October 14, 2011 1-for-70 reverse stock split.

Changes of Control of Company

On August 12, 2012, World Capital Market (“Buyer”) and Woosun (Mike) Jung, TOTG’s chief executive officer, (“Jung”) and 10 other TOTG stockholders (“Other Sellers”, and with Jung collectively, the “Sellers”) entered into a Stock Purchase Agreement (the “Agreement”). The Agreement provided for the Sellers’ to sell a total of 519,281 shares of TOTG common stock, representing approximately 59% of the 874,500 issued and outstanding shares of TOTG common stock, to the Buyer for a total of $130,000 cash, of which a total of $45,000 is to be paid in satisfaction of accounts payable due TOTG’s law firm and independent registered public accounting firm. The transaction closed on August 29, 2012 and the 519,281 shares were transferred to the Buyer. Also, upon the close the Buyer nominated two additional directors and officers, who were approved by the Company’s Board of Directors.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Positions Held
Juanzi Cui	43	CEO and Director
Woosun Mike Jung	44	COO and Director
Rudolf Dominic Contreras	38	CFO, Secretary and Director

Juanzi Cui has served as our Chief Executive Officer and a Director since August 29, 2012. Since August 2012 Ms. Cui has been a consultant and General Director for the Each Gram Organic Fruit and Vegetable Planting Professional Cooperatives, SiChuan Province. Starting in March 2012 Ms. Cui has been the Board Chairman for the Each Gram Organic Agriculture Science and Technology Co., LTD, ChongQing City. In October 2007 she formed the Dieticians Association, ChongQing City and she is currently a Vice-President and general partner for the Association and Health Vocational Training School in Chong Qing City where she remains its Board Chairman and Principal.

Ms. Cui graduated from the Chong Qing School in 1986 with a major in Preschool teaching. She went on to complete a two year program in Public Relations from the University of ShenZhen, Correspondence Professional Training. In 2002 she received a degree from the ChongQing Institute of Technology Financial College with a major in accounting and in 2006 she completed a two year program at ChongQing Southwest College where she majored in Education Management Research.

The Board believes that Ms. Cui’s experience as the principal owner and Chairman of the Board of a small company providing food distribution to the public will provide valuable insights to the Board to help grow the Company.

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Woosun Mike Jung became a Director and President on November 30, 2004. On April 24, 2005 he assumed the position of Chief Financial Officer and on August 30, 2008 he assumed the position of Corporate Secretary. As a result of the Company’s change of control Mr. Jung relinquished his positions as CEO, CFO, and Secretary and assumed the position of Chief Operating Officer effective August 29, 2012. He is a Korean national and has been the managing director of 2-Track Limited since October 2002. He previously served as the Technical Director for Tiger Telematics for hardware purchase from February 2002 to July 2002. He was the European representative for Techway Inc. from September 2000 to January 2002.

Rudolf Dominic Contreras has served as our Secretary, Chief Financial Officer and a Director since August 29, 2012. Mr. Contreras was born in Los Angeles, Ca. and has been Administrator of Everlasting CHIP Ministry & Manna Church since 2005 and has overseen nearly every phase of a private international university including coordinating & scheduling on a global basis, editing, implementing and developing academic curriculum and management of critical growth and expansion phases as well as student enrollment and management of project funding and accounts payable/receivable.

Mr. Contreras’s background in management and organization an also in financial matters will add the knowledge to the Board to help with its future development.

Other than Mr. Jung, our directors and officers devote time to our affairs on an “as needed” basis, but less than 10 hours per month. As a result, the actual amount of time that they will devote to our affairs is unknown and is likely to vary substantially from month to month. Our director’s serve until the next annual meeting of shareholders or until their successors are duly elected and have qualified. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between any person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect directors to our board. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs. Our Board of Directors has only one committee at this time, an Audit Committee.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.

Corporate Governance

We do not currently have a standing Nominating Committee at this time. The Board established an Audit Committee on September 12, 2012 consisting of Mr. Cui and Mr. Contreras. The Board does not currently have separately-designated Executive or Compensation Committees nor does the Board have a designated A udit C ommittee financial expert. The functions of these committees, other than the Audit Committee, are performed by the full Board of Directors.

ITEM 6.	EXECUTIVE COMPENSATION

The following table sets forth the compensation of 2-Track’s Principal Executive Officer during the last two most recently complete fiscal years. No other officer or director received annual compensation in excess of $100,000 during the last completed fiscal year.

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SUMMARY COMPENSATION TABLE

Name & Position	Fiscal Year	Salary($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mike Jung (CEO)	2011	0	(1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	106,669	(2)	-0-	-0-	-0-	-0-	-0-	-0-	106,669

(1)	While Mr. Jung was paid no salary during 2011 however he was repaid $8,188 of previous advances made to 2-Track.

(2)	Amount included compensation paid by 2-Track USA (a wholly-owned subsidiary).

Employment Agreements

There are no employment agreements with any officer or employee of 2-Track.

Incentive and Stock Option Plans

The 2-Track 2006 Employee Stock Incentive Plan was adopted by our Board of Directors and approved by our stockholders on January 31, 2006. This Plan will allow us to grant stock or options as compensation to officers and employees. The Plan is authorized to grant stock or options of up to 42,858 (3,000,000 pre-split) shares. Options to purchase 1,457 (102,000 pre-split) shares of 2-Track common stock were granted under this Plan during 2006. No options were granted during 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mike Jung	274	456	-0-	$14.70	3/24/14	-0-	-0-	-0-	-0-

(*) Amounts adjusted to reflect October 14, 2011 1-for-70 reverse stock split.

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Employee Pension, Profit Sharing or Other Retirement Plans

We do not have a defined benefit pension plan or profit sharing or other retirement plan.

Objectives and Philosophy of our Executive Compensation Program

We do not have a standing compensation committee. Our Board of Directors as a whole makes the decisions as to employee benefit programs and officer and employee compensation. The primary objectives of our executive compensation programs are to:

●	attract, retain and motivate skilled and knowledgeable individuals;
●	ensure that compensation is aligned with our corporate strategies and business objectives;
●	promote the achievement of key strategic and financial performance measures by linking long-term cash and equity incentives to the achievement of measurable corporate performance goals; and
●	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, our Board of Directors evaluates our executive compensation program with the objective of setting compensation at levels it believes will allow us to attract and retain qualified executives. We also generally provide a portion of our executive compensation in the form of stock options, which we believe helps us retain our executives and align their interest with those of our stockholders by allowing the executives to participate in our longer term success as reflected in asset growth and stock price appreciation.

Components of our Executive Compensation Program

At this time, the primary elements of our executive compensation program are base salaries and option grant incentive awards, although the Board of Directors has the authority to award cash bonuses, benefits and other forms of compensation as it sees fit.

We do not have any formal or informal policy or target for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components. Similarly, we do not rely extensively on benchmarking against our competitors in making compensation relation decisions, although we may consider industry compensation trends as one of many factors in our determination of proper compensation.

Base salaries

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers. Base salary, and other components of compensation, may be evaluated by our Board of Directors for adjustment based on an assessment of the individual’s performance and compensation trends in our industry. In light of the level of the Company’s performance during fiscal year 2010, 2-Track’s President was not expected to be paid any compensation during 2011 compared to $141,323 earned in 2010 and $120,000 base salary in 2009. Due to the current financial position of the Company any compensation to be paid to the Company’s sole full-time executive officer during fiscal year 2012, will depend on 2-Track’s performance and cash flow during 2012.

Equity Awards

Our stock option award program is the primary vehicle for offering long-term incentives to our executives. Our equity awards to executives have typically been made in the form of shares or stock options issued from the 2-Track 2006 Employee Stock Incentive Plan. We believe that equity grants in the form of stock or options provide our executives with a direct link to our long-term performance, create an ownership culture, and align the interests of our executives and our stockholders. Due to the performance of 2-Track during 201 2 no stock or stock options were granted to any officer of 2-Track during fiscal year 201 2 .

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Cash Bonuses

Our Board of Directors has the discretion to award cash bonuses based on our financial performance and individual objectives. The corporate financial performance measures (revenues and profits) will be given the greatest weight in this bonus analysis. We have not yet granted any cash bonuses to any named executive officer nor have we yet developed any specific individual objectives while we wait to attain revenue and profitability levels sufficient to undertake any such bonuses. No bonuses were granted during fiscal year 201 2 .

Benefits and Other Compensation

Our named executive officers are permitted to participate in such health care, disability insurance, retirement and other employee benefit plans as may be in effect with the Company from time to time to the extent the executive is eligible under the terms of those plans. As of the end of fiscal year 201 2 , we have not implemented any such employee benefit plans.

Compensation of Directors

We currently have a policy of paying $1,000 - $3,000 per month to our non-employee directors as compensation for their services as members of the Board of Directors. Since we have not had non-employee directors during the last three fiscal years, no director payments have been made.

Effective January 31, 2006, we adopted the 2-Track Global, Inc.’s 2006 Non-Employee Directors and Consultants Retainer Stock Incentive Plan. This Plan will allow us to grant stock or options as compensation to non-employee directors and consultants. The Plan is authorized to grant stock or options of up to 42,858 (3,000,000 pre-split) shares. Options to purchase 2,829 (198,000 pre-split) shares of 2-Track common stock were granted under this Plan during 2006. During 2007 Mr. Snortheim was granted 7,143 (500,000 pre-split) shares of common stock under this Non-Employee Director Plan upon his appointment to the Board of Directors. These shares vested in January, 2008 upon the first anniversary date from the date of issuance. No shares or options were granted from this Plan during 201 2 .

Objectives and Philosophy of our Director Compensation Program

We do not have a standing compensation committee. Consequently, our Board of Directors as a whole makes the decisions as to director benefit programs and compensation. Directors who are full or part time employees of 2-Track are not eligible for compensation or benefits as a director. The primary objectives of our director compensation program are to:

●	attract and retain experienced and knowledgeable individuals to serve as directors;
●	reimburse directors for the time and expenses incurred in serving as a director;
●	allow directors to participate in our longer term asset growth and stock appreciation.

Components of our Director Compensation Program

At the present time, the primary elements of our director compensation program are a base monthly compensation for a director’s services to the Company and stock or option awards.

Monthly Payment

At the present time we offer a monthly stipend of between $1,000 and $3,000 for services rendered by each non-employee member of the Board. The precise amount is determined by the Board based on various factors including the level of Board activity, the level of experience and recognition each member brings to the Board, the length of service of the member, Company’s financial position and such other factors as deemed relevant to such member’s participation on the Board. Due to the absence of non-employee Board members during 201 2 , the Company did not pay any monthly stipend payment during 201 2 .

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Equity Awards

Our stock and stock option award program is the primary vehicle for offering long-term compensation to Board members. Our current policy is to grant an initial stock award of 500,000 shares to each non-employee director upon joining the Board. The shares typically vest over a one-year period. We may grant additional shares of stock or options to non-employee Board members depending on various factors including the level of Board activity, the level of experience and recognition each member brings to the Board, the overall performance of the Company, and such other factors as deemed relevant to such member’s participation on the Board. Due to the absence of non-employee Board members during fiscal year 201 2 , no additional stocks or stock options were awarded in 201 2 .

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Parties

The following information summarizes transactions we have either engaged in for the past three fiscal years, or propose to engage in, involving our executive officers, directors, more than 5% shareholders, or immediate family members of these persons. These transactions were negotiated between related parties without “arms length” bargaining and, as a result, the terms of these transactions may be different than transactions negotiated between unrelated persons.

Mr. Jung the COO of the Company has made loans to the Company of which $8,188 was repaid during 2011 leaving a balance of $ 295,811 outstanding as of September 30. 2012 . These loans bear no interest, are unsecured and due on demand. {Studer to verify $ amt}

In the year ended December 31, 201 2 , the Company purchased over 90% of its inventory from 2-Track Solutions LLC, a New Jersey company controlled by Michale Engle, the Company’s technical director. As technical director, Mr. Engle is responsible for the supervision of the product’s technical direction. The technical director is in charge of determining what product enhancements and new products to pursue with R&D in order to meet current and future customer demands. There is no compensation and Mr. Engle is not an employee of 2-Track. In exchange for his technical direction, he has been given a license to sell 2-Track products in the USA. Since the Company has lost its technical staff due to lack of funding, the technical director is the Company’s only source for new product development.

Mr. Jung the COO of 2-Track was among ten stockholders who sold their common shares owned in 2-Track to World Capital Market on August 29, 2012 for a purchase price of $130,000.

Director Independence

As of October 15, 2012, the three current 2-Track Directors would not be deemed “independent” under the applicable NASDAQ definition. 2-Track anticipates appointing one or more directors to its Board in the future who would be deemed independent directors.

ITEM 8.	LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business, including claims of alleged infringement, misuse or misappropriation of intellectual property rights of third parties. As of the date of this registration statement, we are not a party to any business related litigation which we believe would have a material adverse effect on us.

On March 29, 2012 the SEC initiated an Administrative Proceeding against six companies including 2-Track, seeking to deregister each company’s class of stock registered under Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”) due to the number of delinquent reports not filed by each company. After two Prehearing Conferences with the SEC, the second being held on July 16, 2012 at which time 2-Track was unable to bring all of its 1934 Act reports current, the SEC issued an Initial Decision dated July 24, 2012 revoking 2-Track’s common stock registration under Section 12 of the 1934 Act. On September 7, 2012, the SEC revoked the registration of our securities under Section 12(g) of the Exchange Act, and our stock symbol (“ TOGO ”) was removed from trading on the over-the-counter markets.

23

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock was listed and traded on the NASDAQ Electronic Bulletin Board (OTCBB) under the symbol “TOTG” until May 18, 2010 at which time our common stock was delisted from the OTCBB due our delinquent filings under the Exchange Act. After May 18, 2010 our common stock was traded in the “Pink Sheet” Market under the symbol TOGOPK until September 7, 2012. On March 29, 2012 the SEC initiated an Administrative Proceeding (File No. 3-14815) against 2-Track seeking to deregister the Company’s common stock under Section 12 of the 1934 Act due to the number of delinquent reports not filed by the Company. As a result, the SEC issued an Initial Decision, pursuant to Section 12(j) of the 1934 Act, to revoke the Company’s Section 12 registration of its common stock. This Initial Decision became final on September 7, 2012. As a result, our common stock is no longer registered under the 1934 Act and is not listed to trade on any public trading market. Upon this Form 10 becoming effective, the Company’s common stock will once again be registered under Section 12(g) of the 1934 Act.

Holders

We have approximately 300 shareholders of record of our common stock as of September 30, 2012. This does not include shares held in street name.

Dividends

We have not declared dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested to further our business strategy.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

The following is a list of unregistered securities sold by the Company within the last three years including the date sold, the title of the securities, the amount sold, the identity of the person who purchased the securities, the price or other consideration paid for the securities, and the section of the Securities Act of 1933 under which the sale was exempt from registration as well as the factual basis for claiming such exemption.

During the fiscal year ended December 31, 2011, 2-Track did not issue any equity securities pursuant to exemption from registration under the Securities Act of 1933 (the “Securities Act”).

During the fiscal year ended December 31, 2010, 2-Track issued the following equity securities pursuant to exemption from registration under the Securities Act.

On October 5, 2010, 2-Track issued 71,429 (5,000,000 pre-split) shares of restricted common stock to a consulting firm for services rendered to 2-Track valued at $10,000. The issuance of stock was made without any public solicitation to one entity and was acquired for investment purposes only. The principals of the entity had access to complete information about 2-Track and was deemed capable of evaluating the merits and risks of acquiring shares in 2-Track.

The Company believes that the issuance and sale of the restricted shares described above was exempt from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. An appropriate restrictive legend is affixed to the stock certificates issued in such transactions.

24

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Capital Stock

We are authorized by our Articles of Incorporation to issue an aggregate of 80,000,000 shares of capital stock, of which 75,000,000 are shares of common stock, par value $0.001 per share (the “ Common Stock ”) and 5,000,000 are shares of preferred stock, par value $0.001 per share (the “ Preferred Stock ”) . As of the date of this registration statement, 874,500 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

Common Stock. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our shareholders. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

Preferred Stock. Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors.

Accordingly, our Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

The description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

Transfer Agent

Our transfer agent is Signature Stock Transfer, Inc., Plano , Texas.

Experts

Our financial statements as of and for the periods ended December 31, 2011 and 2010 included in this Form 10 have been audited by Michael T. Studer CPA P.C., independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that we will indemnify our officers and directors, employees and agents and former officers, directors, employees and agents unless their conduct is finally adjudged as involving intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. This indemnification includes expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by these individuals in connection with such action, suit, or proceeding, including any appeal thereof, subject to the qualifications contained in Nevada law as it now exists. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding will be paid by us in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by us as authorized in the Articles of Incorporation. This indemnification will continue as to a person who has ceased to be a director, officer, employee or agent, and will benefit their heirs, executors, and administrators. These indemnification rights are not deemed exclusive of any other rights to which any such person may otherwise be entitled apart from the Articles of Incorporation. Nevada law generally provides that a corporation shall have the power to indemnify persons if they acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person is judged liable for negligence or misconduct, this indemnification will apply only if approved by the court in which the action was pending. Any other indemnification shall be made only after the determination by our Board of Directors (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of stockholders (excluding any stockholders who were parties to such action) to provide such indemnification.

25

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “ Securities Act”) may be permitted to directors, officers and controlling persons of 2-Track pursuant to the foregoing provisions, or otherwise, 2-Track has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, enforceable.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

   Our financial statements, notes thereto and the related independent registered accounting firm’s report are set forth immediately following the signature page to this registration statement beginning at page F-1 and are incorporated herein by reference.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

   None

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements

See “Index to Financial Statements” set forth on page F-1.

(b)	Exhibits

No.	Description

Exhibit 2.1	Plan and Agreement of Reorganization, dated November 30, 2004 between ECP Ventures, Inc., 2-Track Limited and certain stockholders of 2-Track Limited.
Exhibit 3.1 Exhibit 3.1.1(3)	Articles of Incorporation. Amended and Restated Articles of Incorporation effective October 13, 2011.
Exhibit 3.2(2)	Certificate of Amendment to Articles of Incorporation.
Exhibit 3.3(1) Exhibit 3.4(3)	Bylaws. Certificate of Change effective October 14, 2011
Exhibit 4.1 (1)	Specimen Stock Certificate.
Exhibit 4.2 (1)	Promissory note to LCC Ventures Corp for $50,000.
Exhibit 10.1 (2)	Termination of Option Agreement with Larry Sastad
Exhibit 10.2 (2)	PRISMS ™ technology development agreement with ChengHolin Technology dated December 5, 2005
Exhibit 10.2.1 (2)	Modification of PRISMS ™ technology agreement with ChengHolin Technology dated December 13, 2005
Exhibit 10.3 (2)	Agreement to develop, manufacture and supply “Starfish” products with Saracom
Exhibit 10.4(2) Exhibit 10.5 (4)	Marketing and distribution agreement with Hansworth ME LLC Stock Purchase Agreement dated August 12, 2012.
Exhibit 99.1 (1)	Subscription Agreement.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed with the SEC on May 27, 2002
(2)	Incorporated by reference to Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed with the SEC on April 21, 2006.
(3)	Incorporated by reference to the Registrant’s Form 8-K filed with the SEC on October 19, 2011.
(4)	Incorporated by reference to the Registrant’s Form 8-K filed with the SEC on September 5, 2012.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 11, 201 3	2-TRACK GLOBAL, INC.

	By:	/s/ Juanzi Cui
	Name:	Juanzi Cui
	Title:	CEO

27

2-TRACK GLOBAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Michael T. Studer CPA P.C.

18 East Sunrise Highway, Suite 311
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220
Email: mts@studercpapc.com

To the Board of Directors and Stockholders of
2-Track Global, Inc.

I have audited the accompanying consolidated balance sheets of 2-Track Global, Inc. and subsidiaries (the Company) as of December 31, 2011 and 2010 and the related consolidated statements of operations and comprehensive loss, stockholders’ deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 2-Track Global, Inc. and subsidiaries as of December 31, 2011 and 2010 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Freeport, New York
August 29, 2012

F-1

2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Expressed in US Dollars)

	December 31, 2011	December 31, 2010
ASSETS

Current Assets
Cash and cash equivalents	$170	$58
Prepaid expenses	75	75
Total Current Assets	245	133

Property and equipment, net of accumulated depreciation	2,318	-
Total Assets	$2,563	$133

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities
Accounts payable and accrued expenses payable	$1,277,735	$1,266,926
Amounts due to related parties and former directors	1,394,237	1,390,435
Loans payable	405,805	405,805
Total Current Liabilities	3,077,777	3,063,166

Stockholders’ Deficiency
Preferred stock, par value $0.001 per share; authorized 5,000,000 shares, none issued	-	-
Common stock, par value $0.001 per share; authorized 75,000,000 shares, issued and outstanding 874,500 and 873,970 shares, respectively	874	874
Additional paid-in capital	2,480,312	2,461,848
Accumulated deficit	(5,573,098)	(5,542,453)
Accumulated other comprehensive income	16,698	16,698
Total Stockholders’ Deficiency	(3,075,214)	(3,063,033)
Total Liabilities & Stockholders’ Deficiency	$2,563	$133

See notes to consolidated financial statements

F-2

2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in US Dollars)

	Year Ended December 31,
	2011	2010

Net sales	$76,902	$-

Cost of sales:
Cost of goods sold	41,769	-
Impairment of inventories	3,510	35,050
Total cost of sales	45,279	35,050
Gross profit (loss)	31,623	(35,050)

Operating expenses:
Selling, general and administrative	49,536	29,600
Research and development	-	248,800
Depreciation of property and equipment	122	356
Abandonment of property and equipment	-	11,235
Total operating expenses	49,658	289,991
Loss from operations	(18,035)	(325,041)
Other income (expenses)
Interest income	-	451
Interest expense	(12,610)	(8,000)
Loss before income taxes	(30,645)	(332,590)
Income taxes	-	-
Net loss	$(30,645)	$(332,590)

Net loss per share - basic and diluted	$(0.04)	$(0.41)

Weighted average number of common shares used to compute net loss per share-basic and diluted	874,500	818,392

Comprehensive Loss
Net loss	$(30,645)	$(332,590)
Foreign currency translation adjustment	-	(5,819)
Compensive loss	$(30,645)	$(338,409)

See notes to consolidated financial statements

F-3

2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Deficiency

For the Years Ended December 31, 2011 and 2010

(Expressed in US Dollars)

	Common Stock Shares	Common Stock Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Deficiency
Balance, December 31, 2009	802,541	$803	$2,443,455	$(5,209,863)	$22,517	$(2,743,088)
Issuance of common stock for services	71,429	71	9,929	-	-	10,000
Stock options expense	-	-	8,464	-	-	8,464
Net loss	-	-	-	(332,590)	-	(332,590)
Foreign currency translation adjustment	-	-	-	-	(5,819)	(5,819)
Balance, December 31, 2010	873,970	874	2,461,848	(5,542,453)	16,698	(3,063,033)
Issuance of rounded up fractional shares in connection with October 14, 2011 reverse stock split	530	-	-	-	-	-
Stock options expense	-	-	8,464	-	-	8,464
June 2011 payment of prior year accrued audit fees by Company stockholders on behalf of Company, pursuant to Escrow Agreement executed for contemplated sale of their common stock	-	-	10,000	-	-	10,000
Net loss	-	-	-	(30,645)	-	(30,645)
Balance, December 31, 2011	874,500	$874	$2,480,312	$(5,573,098)	$16,698	$(3,075,214)

See notes to consolidated financial statements

F-4

2-TRACK GLOBAL INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Expressed in US Dollars)

	Year Ended December 31,
	2011	2010
Cash Flows from Operating Activities:

Net loss	$(30,645)	$(332,590)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property and equipment	122	357
Abandonment of property and equipment	-	11,235
Stock-based compensation	8,464	18,464
Changes in operating assets and liabilities
Accounts receivable	-	7,648
Prepaid expenses	-	1,797
Security deposits	-	7,252
Inventories	-	35,050
Accounts payable and accrued expenses payable	20,809	(13,178)
Net cash used in operating activities	(1,250)	(263,965)

Cash Flows from Investing Activities:

Property and equipment additions	(2,440)	-
Net cash used in investing activities	(2,440)	-

Cash Flows from Financing Activities:

Proceeds from loans payable	-	228,672
Increase in amounts due to related parties and former directors	3,802	35,138
Net cash provided by financing activities	3,802	263,810
Decrease in cash and cash equivalents	112	(155)

Cash and cash equivalents, beginning of year	58	213
Cash and cash equivalents, end of year	$170	$58

Supplemental disclosures of cash flow information
Interest paid	$-	$-
Income taxes paid	$-	$-

Schedule of noncash financing activities:
Satisfaction of accounts payable and accrued exepnses payable by the brother of the Company’s Chief Executive Officer on behalf of the Company	$-	$283,558
June 2011 payment of prior year accrued audit fees by Company stockholders on behalf of Company, pursuant to Escrow Agreement executed for contemplated sale of their common stock	$10,000	$-
Seizure of Korean Office security deposit account by governmental authority to pay Company delinquent withholding taxes	$-	$11,990

See notes to consolidated financial statements

F-5

2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011

Note 1.   ORGANIZATION AND BUSINESS OPERATIONS

2-Track Global, Inc. (“TOTG”) was incorporated in the state of Nevada on March 12, 2002 under the name ECP Ventures, Inc. From March 12, 2002 (inception) to November 30, 2004, TOTG pursued mineral exploration activities. Since November 30, 2004, TOTG has been a holding company.

On November 30, 2004, TOTG acquired 2-Track Limited (“Limited”), a British corporation formed in October 2002, in exchange for 18,000,000 shares of TOTG’s common stock (representing 60% of TOTG’s issued and outstanding common stock after the exchange transaction). Until November 17, 2008, Limited sold computer applications primarily used by customers for vessel and vehicle fleet management. On November 17, 2008, the Company decided to liquidate Limited and transferred certain assets, liabilities, and operations to 2-Track U.S.A., Inc. (“TTNY”), another wholly owned subsidiary of TOTG, which was incorporated in the state of New York on January 4, 2007. TTNY sells devices and software applications primarily used by business customers for security purposes.

The accompanying consolidated financial statements include the accounts of TOTG and its wholly owned subsidiaries Limited and TTNY (collectively, the “Company”). All inter-company accounts and transactions have been eliminated in consolidation.

Effective October 14, 2011, TOTG effected a 1-for-70 reverse stock split which reduced the number of issued and outstanding shares of TOTG common stock from 61,177,850 shares to 873,970 shares. The consolidated financial statements have been retroactively adjusted to reflect this reverse stock split.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assumes that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses of $5,573,098 since inception and has a working capital deficiency of $ (3,077,532) as at December 31, 2011. These factors create substantial doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company’s business.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of TOTG and its subsidiaries Limited and TTNY (collectively, the “Company”). All inter-company accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements of 2-Track Global, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-6

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories are stated at lower of cost (first-in, first out method) or market. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, a provision is accrued for the difference with charges to cost of sales.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company depreciates its furniture, fixtures and equipment using the straight-line method over the assets’ estimated useful lives.

Long-lived Assets

Long-lived assets are reviewed annually for impairment and whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets.

Revenue Recognition

The Company enters into agreements to sell products (hardware and software), services, and other arrangements that include combinations of products and services. Revenue from product sales, net of trade discounts and allowances, is recognized provided that persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. Revenue is reduced for estimated product returns and distributor price protection, when appropriate. For sales that include customer-specified acceptance criteria, revenue is recognized after the acceptance criteria have been met. Revenue from services is deferred and recognized over the contractual period or as services are rendered and accepted by the customer. When arrangements include multiple elements, the Company uses objective evidence of fair value to allocate revenue to the elements and recognize revenue when the criteria for revenue recognition have been met for each element. The amount of product revenue recognized is affected by judgments as to whether an arrangement includes multiple elements and if so, whether vendor-specific objective evidence of fair value exists for those elements. Changes to the elements in an arrangement and the ability to establish vendor-specific objective evidence for those elements could affect the timing of the revenue recognition. Most of these conditions are subjective and actual results could vary from the estimated outcome, requiring future adjustments to revenue.

Research and Development

Research and development costs, which covered all expenses incurred in Korean Research Centre, are expensed as incurred.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current period and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Accounting Standards Codification (“ASC”) topic no. 740, “Income Taxes”. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

F-7

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with ASC topic no. 260, “Earnings per Share”. ASC topic no. 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at December 31, 2011 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that could be realized in a current market exchange.

Comprehensive Income

Except for foreign currency translation adjustments, the Company has no items that represent other comprehensive income (loss).

Foreign Currency Translation

The functional currency of TOTG and TTNY is the United States dollar. The functional currency of Limited is the United Kingdom pound sterling (“GBP”). The reporting currency of the Company is the United States dollar. Limited assets and liabilities are translated into United States dollars at year-end exchange rates ($1.5686 and $ 1.5468 at December 31, 2011 and 2010, respectively). Limited revenues and expenses are translated into United States dollars at weighted average exchange rates for the period ($ 1.6040 and $1.5458 for the years ended December 31, 2011 and 2010, respectively). Resulting translation adjustments are recorded as a component of accumulated other comprehensive income (loss) within stockholders’ equity.

At the date a foreign currency transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction is measured initially in the functional currency of the recording entity by use of the exchange rate in effect at that date. The increase or decrease in expected functional currency cash flows upon settlement of a transaction resulting from a change in exchange rates between the functional currency and the currency in which the transaction is denominated is recognized as foreign currency transaction gain or loss that is included in determining net income for the period in which the exchange rate changes. At each balance sheet date, recorded balances that are denominated in a foreign currency are adjusted to reflect the current exchange rate.

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with ASC topic no. 718, “Compensation – Stock Compensation”. ASC 718 requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost is expensed over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period).

F-8

Note 3.   INVENTORIES

Inventories consist of:

	December 31,
	2011	2010
Triple combination cards	$-	$-
eUnit tags	-	-
iTrac 2 devices	3,510	13,200
iTrac 3 devices	-	16,400
Other	-	5,450
Subtotal	3,510	35,050
Less impairment allowances	(3,510)	(35,050)
Net	$-	$-

Effective December 31, 2010, management determined that iTrac 2 devices, iTrac 3devices, and other inventory (which were specially designed for certain customers) were not likely to be available for sale to any other customers due to obsolescence. Accordingly, a $35,050 impairment charge was recorded (increasing cost of sales and decreasing inventories) in the year ended December 31, 2010.

Effective December 31, 2011, management determined that iTrac 2 devices were not likely to be available for sale to any other customers due to internal batteries being fully drained. Accordingly, a $3,510 impairment charge was recorded (increasing cost of sales and decreasing inventories) in the year ended December 31, 2011.

Note 4.   PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of:

	December 31,
	2011	2010
Furniture, Fixtures and Equipment	$2,440	$38,184
Accumulated depreciation	(122)	(26,949)
Subtotal	2,318	11,235
Less abandonment in February 2010	-	(11,235)
Net	$2,318	$-

In February 2010, the Company closed its New Jersey Office due to the lease expiration and abandoned all property and equipment at the location. Accordingly, a $11,235 abandonment charge was recorded to write-off the remaining undepreciated property and equipment.

F-9

Note 5.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES PAYABLE

Accounts payable and accrued expenses payable consist of:

	December 31,
	2011	2010
Vendors and service providers:
2-Track Global, Inc.	$80,209	$82,010
2-Track U.S.A., Inc. Korea office (including Korea tax withheld of $59,703 and $59,703, respectively)	59,703	59,703
2-Track U.S.A., Inc. other	795,616	795,616
2-Track Limited	302,447	302,447
Accrued interest payable	39,760	27,150
Total	$1,277,735	$1,266,926

The Company believes that the liabilities relating to 2-Track Limited were effectively discharged as a result of its liquidation on February 17, 2009. As statutory time periods for objections run, the Company will reduce the respective liabilities and recognize other income.

Note 6.   RELATED PARTY TRANSACTIONS

Amounts due to Related Parties

Amounts due to related parties consist of:

	December 31,
	2011	2010
Unpaid compensation:
Chief executive officer	$78,384	$78,384
Consultant and former director	440,000	440,000
Former director	12,000	12,000

Advances payable (non-interest bearing, due on demand):
Chief executive officer	295,811	292,009
Consultant and former director	1,206	1,206
Former director	5,089	5,089
Brother of chief executive officer	561,747	561,747
Total	$1,394,237	$1,390,435

Other Transactions

Total compensation costs incurred to the Chief Executive Officer and his brother included in research and development expenses in the Statement of Operations for the years ended December 31, 2011 and 2010 were $0 and $141,323, respectively.

In June 2011, pursuant to a contemplated sale of 31,349,277 pre-split shares of common stock by 10 stockholders of the company’s common stock, $100,000 was deposited into escrow along with the shares being sold pursuant to an Escrow Agreement. The Escrow Agreement provided that $25,000 of the $100,000 escrowed for distribution to the stockholders on the sale was to be held for payment of the Company’s independent registered public accounting firm. While the stock sale transaction contemplated was never completed, $10,000 was disbursed from the escrow account on June 29, 2011, resulting in a reduction of previously accrued audit fees at that date and an increase in Company additional paid in capital at that date (since the stockholders paid the $10,000 in audit fees on behalf of the Company).

F-10

Note 7.   LOANS PAYABLE

Loans payable consist of:

	December 31,
	2011	2010
Due Octagon Investments, S.A., interest at 5%, due on demand, convertible into shares of common stock at a price of $0.39 per share	$100,000	$100,000
Due investor, interest at 10.7%, due on demand	28,000	28,000
Due to Company’s former technical director, interest at 0%, due on demand	46,000	46,000
Advance payable to service provider, interest at 0%, due on demand	1,083	1,083
Due to an unrelated party, interest at 2%, due on demand	230,722	230,722
Total	$405,805	$405,805

Note 8.   INCOME TAXES

No provision for income taxes was recorded in the years ended December 31, 2011 and 2010 since TOTG, TTNY and Limited had taxable losses in these periods.

Based on management’s assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of the United States net operating loss carry forwards as of December 31, 2011 will be realized. Accordingly, the Company has maintained a 100% allowance against the deferred tax asset in the financial statements at December 31, 2011. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carry forwards expire in varying amounts from year 2022 to 2031.

Current United States income tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Note 9.   PENSION AND EMPLOYMENT LIABILITIES

The Company does not have liabilities as at December 31, 2011 for pension, post-employment benefits or post-retirement benefits. The Company does not have a pension plan.

Note 10.   COMMON STOCK

Common Stock

On October 11, 2010, the Company issued 71,429 (5,000,000 pre-split) shares of its common stock to Curing Capital Inc. for investor relations services rendered. Accordingly, $10,000 service compensation has been recorded in the Selling, General and Administrative expenses in the year ended December 31, 2010. The value of the $10,000 is based on 71,429 post-split shares of common stock at October 11, 2010 adjusted closing trading price of $0.14 per share.

Effective October 14, 2011 (see Note 1), the Company effected a 1-for-70 reverse stock split.

Preferred Stock

On October 13, 2011, the Company amended its Articles of Incorporation to authorize 5,000,000 shares of Preferred Stock, par value $0.001 per share. The Preferred Stock is issuable in one or more series with designations of each such series of Preferred Stock as to their rights, voting powers, preferences, privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, and liquidation preferences

F-11

Stock Options

In January 2006, the Company adopted a stock incentive plan in order to provide an incentive to eligible employees and officers of the Company. The Employee Stock Incentive Plan is a qualified plan authorizing the issuance of up to 42,857 (3,000,000pre-split) shares pursuant to the Plan. Awards are in the form of incentive stock options or restricted stock awards and are to be administered by a compensation committee or, in the absence of such committee, by the Board of Directors. The Plan has a term of ten years.

The Non-Employee Directors and Consultants Retainer Stock Incentive Plan is a non-qualified plan authorizing the issuance of up to 42,857 (3,000,000 pre split) shares pursuant to the Plan. Awards are in the form of stock options or restricted stock awards and are to be administered by a compensation committee or, in the absence of such committee, by the Board of Directors. The Plan has a term of ten years.

Stock option transactions under the 2006 Plans for the years ended December 31, 2011 and 2010 are summarized as follows:

	Year Ended December 31,
	2011	2010
Options outstanding, beginning of year	4,286	4,286
Granted	-	-
Exercised	-	-
Forfeited/expired	(3,557)	-
Options outstanding, end of year	729	4,286
Options exercisable, end of year	729	2,244

The exercise price of the remaining 729 (51,000 pre-split) outstanding options at December 31, 2011, which expire March 24, 2014, is $14.70 per share ($0.21 pre-split per share). The aggregate intrinsic value of the outstanding options at December 31, 2011 and 2010 is $0 and $0, respectively.

For the years ended December 31, 2011 and 2010, stock options expense charged to operations was $8,464 and $8,464, respectively. At December 31, 2011, the unrecognized compensation expense was $497.

Note 11.   COMMITMENTS AND CONTINGENCIES

Lease Agreements

TTNY subleased its New Jersey office on a month to month basis pursuant to a sublease which term was from February 20, 2009 to February 19, 2010. The monthly rent was $975.

TTNY leased its Korea office under a two year agreement expiring December 29, 2011. The agreement provided for monthly rent of 1,500,000 South Korea Won ($1,340 at the December 31, 2010 exchange rate). On December 31, 2010, the Company closed its Korean Office and vacated the facilities. In December 2010, the Company’s security deposit of $11,990 was seized by a governmental authority as payment toward delinquent Company Korean payroll taxes withheld by it. There were no other exit costs associated with vacating the facilities for the Korean Office other than the seizure of the lease deposit by the government to pay delinquent withholding taxes.

Rent expense for the years ended December 31, 2011 and 2010 was $0 and $19,451, respectively.

F-12

Note 12.   BUSINESS CONCENTRATIONS

One customer (NDPHC) accounted for 52% of consolidated net sales in the year ended December 31, 2011. Another customer accounted for 28% of consolidated net sales in the year ended December 31, 2011.

The Company had no sales in 2010.

In the year ended December 31, 2011, the Company purchased over 90% of its inventory from 2-Track Solutions, a New Jersey company controlled by the Company’s technical director.

Note 13.   SUBSEQUENT EVENTS

On March 29, 2012 the SEC initiated an Administrative Proceeding against six companies including 2-Track, seeking to deregister each company’s class of stock registered under Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”) due to the number of delinquent reports not filed by each company. After two Prehearing Conferences with the SEC, the second being held on July 16, 2012 at which time 2-Track was unable to bring all of its 1934 Act reports current, the SEC issued an Initial Decision dated July 24, 2012 revoking 2-Track’s common stock registration under Section 12 of the 1934 Act. The Initial Decision became final on August 15, 2012.

On August 12, 2012, World Capital Market (“Buyer”) and Woosun (Mike) Jung, TOTG’s chief executive officer, (“Jung”) and 10 other TOTG stockholders (“Other Sellers”, and with Jung collectively, the “Sellers”) entered into a Stock Purcjase Agreement (the “Agreement”). The Agreement provides for the Sellers’ sale of a total of 519,281 shares of TOTG common stock, representing approximately 59% of the 874,500 issued and outstanding shares of TOTG common stock, to the Buyer for a total of $130,000 cash. The $130,000 is to be disbursed as follows: $35,000 to the Sellers, $10,000 to Octagon Investment S.A. for the Assignment of Indebtedness of $100,000 debt owed by the Company to Octagon (see Note 7) to Buyer, $30,000 to the Company’s law firm (of which $5,000 has already been paid), $20,000 to the Company’s independent registered public accounting firm (of which $5,000 has already been paid), and $35,000 to pay other transaction expenses designated by Buyer. Closing of the Agreement is subject to satisfaction on or before August 15, 2012 (extended to August 23, 2012 in an Amendment No. 1 to Agreement dated August 15, 2012 and extended verbally to August 29, 2012) of certain conditions precedent to closing, including TOTG’s filing of certain periodic reports with the Securities and Exchange Commission.

F-13

2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Expressed in US Dollars)

	September 30, 2012	December 31, 2011
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$178	$170
Prepaid expenses	75	75
Total Current Assets	253	245

Property and equipment, net of accumulated depreciation	1,952	2,318
Total Assets	$2,205	$2,563

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities
Accounts payable and accrued expenses payable	$1,226,894	$1,277,735
Amounts due to related parties and former directors	1,394,237	1,394,237
Loans payable	339,681	405,805
Total Current Liabilities	2,960,812	3,077,777

Stockholders’ Deficiency
Preferred stock, par value $0.001 per share; authorized 5,000,000 shares, none issued	-	-
Common stock, par value $0.001 per share; authorized 75,000,000 shares, issued and outstanding 874,500 and 874,500 shares, respectively	874	874
Additional paid-in capital	2,597,476	2,480,312
Accumulated deficit	(5,573,655)	(5,573,098)
Accumulated other comprehensive income	16,698	16,698
Total Stockholders’ Deficiency	(2,958,607)	(3,075,214)
Total Liabilities & Stockholders’ Deficiency	$2,205	$2,563

See notes to consolidated financial statements

F-14

2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Expressed in US Dollars)

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$-	$-	$-	$76,902
Cost of sales	-	-	-	41,768
Gross profit	-	-	-	35,134

Operating expenses:
Selling, general and administrative, including legal and audit fees of $17,847 in both of the 2012 periods	17,976	20,793	18,735	37,321
Depreciation of property and equipment	122	-	366	-
Total operating expenses	18,098	20,793	19,101	37,321
Loss from operations	(18,098)	(20,793)	(19,101)	(2,187)
Other income (expenses)
Gain from settlement of legal fees in connection with change in control	28,620	-	28,620
Interest income	-	-	-	-
Interest expense, including accretion of debt discount of $543, $0, $543, and $0, respectively	(3,771)	(3,153)	(10,077)	(9,457)
Income (loss) before income taxes	6,752	(23,946)	(557)	(11,644)
Income taxes	-	-	-	-
Net income (loss)	$6,752	$(23,946)	$(557)	$(11,644)

Net loss per share - basic and diluted	$0.01	$(0.03)	$(0.00)	$(0.01)

Weighted average number of common shares used to compute net loss per share-basic and diluted	874,500	873,970	874,500	873,970

Comprehensive Income (Loss)
Net income (loss)	$6,752	$(23,946)	$(557)	$(11,644)
Foreign currency translation adjustment	-	-	-	-
Comprehensive income (loss)	$6,752	$(23,946)	$(557)	$(11,644)

See notes to consolidated financial statements

F-15

2-TRACK GLOBAL INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Expressed in US Dollars)

(Unaudited)

	Nine Months Ended
	September 30, 2012	September 30, 2011
Cash Flows from Operating Activities:

Net income (loss)	$(557)	$(11,644)

Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation of property and equipment	366	-
Stock-based compensation	497	6,348
Accretion of debt discount	543	-
Changes in operating assets and liabilities
Inventories	-	(3,510)
Accounts payable and accrued expenses payable	(841)	9,430
Net cash provided by operating activities	8	624

Cash Flows from Investing Activities:

Property and equipment additions	-	(2,440)
Intangible assets additions	-	-
Net cash used in investing activities	-	(2,440)

Cash Flows from Financing Activities:

Proceeds from loans payable	-	3,800
Net cash provided by financing activities	-	3,800
Increase in cash and cash equivalents	8	1,984

Cash and cash equivalents, beginning of period	170	58
Cash and cash equivalents, end of period	178	2,042

Supplemental disclosures of cash flow information
Interest paid	$-	$-
Income taxes paid	$-	$-

Schedule of non-cash financing activity:
Payment of Company legal and audit fees by parties to stock purchase agreements	$50,000	$10,000
Debt discount of $100,000 Convertible 6% Subordinated Promissory Note issued to Pacific, Inc.	$66,667	$-

See notes to consolidated financial statements

F-16

2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

Note 1. ORGANIZATION AND BUSINESS OPERATIONS

2-Track Global, Inc. (“TOTG”) was incorporated in the state of Nevada on March 12, 2002 under the name ECP Ventures, Inc. From March 12, 2002 (inception) to November 30, 2004, TOTG pursued mineral exploration activities. Since November 30, 2004, TOTG has been a holding company.

On November 30, 2004, TOTG acquired 2-Track Limited (“Limited”), a British corporation formed in October 2002, in exchange for 18,000,000 shares (257,143 pre-split shares) of TOTG’s common stock (representing 60% of TOTG’s issued and outstanding common stock after the exchange transaction). Until November 17, 2008, Limited sold computer applications primarily used by customers for vessel and vehicle fleet management. On November 17, 2008, the Company decided to liquidate Limited and transferred certain assets, liabilities, and operations to 2-Track U.S.A., Inc. (“TTNY”), another wholly owned subsidiary of TOTG, which was incorporated in the state of New York on January 4, 2007. TTNY sells devices and software applications primarily used by business customers for security purposes.

The accompanying consolidated financial statements include the accounts of TOTG and its wholly owned subsidiaries Limited and TTNY (collectively, the “Company”). All inter-company accounts and transactions have been eliminated in consolidation.

Effective October 14, 2011, TOTG effected a 1-for-70 reverse stock split which reduced the number of issued and outstanding shares of TOTG common stock from 61,177,850 shares to 873,970 shares. The consolidated financial statements have been retroactively adjusted to reflect this reverse stock split.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assumes that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses of $5,573,655 since inception and has a working capital deficiency of $ (2,960,560) as at September 30, 2012. These factors create substantial doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company’s business.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The unaudited financial statements as of September 30, 2012 and for the three and nine months ended September 30, 2012 and 2011 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with instructions to Form 10-Q. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2012 and the results of operations and cash flows for the three and nine months ended September 30, 2012 and 2011. The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited. The results for the three and nine months period ended September 30, 2012 are not necessarily indicative of the results to be expected for any subsequent quarter of the entire year ending December 31, 2012. The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the Securities and Exchange Commission’s rules and regulations. These unaudited financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2011 as included in our report on Form 10-K.

F-17

2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of TOTG and its subsidiaries Limited and TTNY (collectively, the “Company”). All inter-company accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements of 2-Track Global, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories are stated at lower of cost (first-in, first out method) or market. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, a provision is accrued for the difference with charges to cost of sales.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company depreciates its furniture, fixtures and equipment using the straight-line method over the assets’ estimated useful lives.

Long-lived Assets

Long-lived assets are reviewed annually for impairment and whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets.

Revenue Recognition

The Company enters into agreements to sell products (hardware and software), services, and other arrangements that include combinations of products and services. Revenue from product sales, net of trade discounts and allowances, is recognized provided that persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. Revenue is reduced for estimated product returns and distributor price protection, when appropriate. For sales that include customer-specified acceptance criteria, revenue is recognized after the acceptance criteria have been met. Revenue from services is deferred and recognized over the contractual period or as services are rendered and accepted by the customer. When arrangements include multiple elements, the Company uses objective evidence of fair value to allocate revenue to the elements and recognize revenue when the criteria for revenue recognition have been met for each element. The amount of product revenue recognized is affected by judgments as to whether an arrangement includes multiple elements and if so, whether vendor-specific objective evidence of fair value exists for those elements. Changes to the elements in an arrangement and the ability to establish vendor-specific objective evidence for those elements could affect the timing of the revenue recognition. Most of these conditions are subjective and actual results could vary from the estimated outcome, requiring future adjustments to revenue.

F-18

2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current period and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Accounting Standards Codification (“ASC”) topic no. 740, “Income Taxes”. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with ASC topic no. 260, “Earnings per Share”. ASC topic no. 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at September 30, 2012 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that could be realized in a current market exchange.

Comprehensive Income

Except for foreign currency translation adjustments, the Company has no items that represent other comprehensive income (loss).

Foreign Currency Translation

The functional currency of TOTG and TTNY is the United States dollar. The functional currency of Limited is the United Kingdom pound sterling (“GBP”). The reporting currency of the Company is the United States dollar. Limited assets and liabilities are translated into United States dollars at period-end exchange rates ($ 1.6164 and $1.5686 at September 30, 2012 and December 31, 2011, respectively). Limited revenues and expenses are translated into United States dollars at weighted average exchange rates for the period ($ 1.5863 and $1.6146 for the nine months ended September 30, 2012 and 2011, respectively). Resulting translation adjustments are recorded as a component of accumulated other comprehensive income (loss) within stockholders’ equity.

At the date a foreign currency transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction is measured initially in the functional currency of the recording entity by use of the exchange rate in effect at that date. The increase or decrease in expected functional currency cash flows upon settlement of a transaction resulting from a change in exchange rates between the functional currency and the currency in which the transaction is denominated is recognized as foreign currency transaction gain or loss that is included in determining net income for the period in which the exchange rate changes. At each balance sheet date, recorded balances that are denominated in a foreign currency are adjusted to reflect the current exchange rate.

F-19

2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with ASC topic no. 718, “Compensation – Stock Compensation”. ASC 718 requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost is expensed over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period).

Note 3. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of:

	September 30, 2012	December 31, 2011
	(Unaudited)	(Audited)
Furniture, Fixtures and Equipment	$2,440	$2,440
Accumulated depreciation	(488)	(122)
Net	$1,952	$2,318

Note 4.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES PAYABLE

Accounts payable and accrued expenses payable consist of:

	September 30, 2012	December 31, 2011
	(Unaudited)	(Audited)
Vendors and service providers:
2-Track Global, Inc.	$19,435	$80,209
2-Track U.S.A., Inc. Korea office (including Korea tax withheld of $59,703 and $59,703, respectively)	59,703	59,703
2-Track U.S.A., Inc. other	796,016	795,616
2-Track Limited	302,447	302,447
Accrued interest payable	49,293	39,760
Total	$1,226,894	$1,277,735

The Company believes that the liabilities relating to 2-Track Limited were effectively discharged as a result of its liquidation on February 17, 2009. As statutory time periods for objections run, the Company will reduce the respective liabilities and recognize other income.

Note 5. AMOUNTS DUE TO RELATED PARTIES AND FORMER DIRECTORS

Amounts due to related parties and former directors consist of:

	September 30, 2012	December 31, 2011
	(Unaudited)	(Audited)
Unpaid compensation:
Former chief executive officer (November 30, 2004 to August 29, 2012) and current director	$78,384	$78,384
Consultant and former director	440,000	440,000
Former director	12,000	12,000

Advances payable (non-interest bearing, due on demand):
Chief executive officer	295,811	295,811
Consultant and former director	1,206	1,206
Former director	5,089	5,089
Brother of former chief executive officer	561,747	561,747
Total	$1,394,237	$1,394,237

F-20

2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

Total compensation costs accrued to related parties and former directors (and included in research and development expenses) for the nine months ended September 30, 2012 and 2011 were $0 and $0, respectively.

Note 6. LOANS PAYABLE

Loans payable consist of:

	September 30, 2012	December 31, 2011
	(Unaudited)	(Audited)
Convertible Subordinated 6% Promissory Note due Pacific, Inc., interest at 6%, due September 30, 2013, convertible into shares of TOTG common stock at a conversion price per share equal to 60% of the average closing bid price per share for the ten trading days prior to the notice of conversion (but no less than $0.001 per share) – less unamortized debt discount of $66,124 at September 30, 2012	$33,876	$-

Due Octagon Investments, S.A., interest at 5%, due on demand, convertible into shares of common stock at a price of $0.39 per share	-	100,000

Due investor, interest at 10.7%, due on demand	28,000	28,000

Due to Company’s technical directors, interest at 0%, due on demand	46,000	46,000

Advance payable to service provider, interest at 0%, due on demand	1,083	1,083

Due to an unrelated party, interest at 2%, due on demand	230,722	230,722

Total	$339,681	$405,805

As discussed in Note 10, Octagon Investment, S.A. assigned its $100,000 convertible note owed by TOTG to World Capital Market (“World”) on August 29, 2012, who subsequently assigned the $100,000 convertible note to Pacific, Inc. for no consideration on August 29, 2012. On September 27, 2012, the outstanding $100,000 convertible note was converted into a new $100,000 Convertible Subordinated 6% Promissory Note (the “New Note”). World Capital Market and Pacific, Inc. are controlled by the same individual.

The New Note bears interest at 6%, is due September 30, 2013, and is convertible into shares of TOTG common stock at a conversion price per share equal to 60% of the average closing bid price per share for the ten trading days prior to the notice of conversion (but no less than $0.001 per share). The Holder of the New Note is not entitled to convert an amount that would result in its beneficial ownership exceeding 4.99% of the outstanding shares of TOTG common stock. The conversion price is subject to adjustment in the event that TOTG changes the Common Stock into the same or a different number of securities of any class or classes by reclassification or otherwise. Following the occurrence and during the continuance of an Event of Default, interest on the New Note is to be automatically increased to a rate of 10%, which interest is payable in cash or Common Stock at the option of TOTG. If an Event of Default occurs and is continuing beyond any applicable grace period, the holder of the New Note may at its option require TOTG to make a Default Payment equal to 105% of the outstanding principal amount of the New Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable under the New Note.

The Company calculated $66,667 for the intrinsic value of the beneficial conversion feature of the New Note (based on the last trade price of $0.01 per share on December 12, 2011) and recorded the $66,667 beneficial conversion feature as a debt discount and as an addition to additional paid-in capital on September 27, 2012. The debt discount is being amortized to interest expense over the 368 days term of the New Note.

Note 7. INCOME TAXES

No provision for income taxes was recorded in the nine months ended September 30, 2012 and 2011 since TOTG, TTNY and Limited had taxable losses in these periods.

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2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

Based on management’s assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of the United States net operating loss carry forwards as of September 30, 2012 will be realized. Accordingly, the Company has maintained a 100% allowance against the deferred tax asset in the financial statements at September 30, 2012. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carry forwards expire in varying amounts from year 2022 to 2033.

Current United States income tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Note 8. PENSION AND EMPLOYMENT LIABILITIES

The Company does not have liabilities as at September 30, 2012 for pension, post-employment benefits or post-retirement benefits. The Company does not have a pension plan.

Note 9. COMMON STOCK, PREFERRED STOCK, AND STOCK OPTIONS

Common Stock

On October 11, 2010, the Company issued 71,429 (5,000,000 pre-split) shares of its common stock to Curing Capital Inc. for investor relations services rendered. Accordingly, $10,000 of service compensation has been recorded in the Selling, General and Administrative expenses in the year ended December 31, 2010. The $10,000 value is based on 71,429 post-split shares of common stock at the October 11, 2010 adjusted closing trading price of $0.14 per share.

Effective October 14, 2011 (see Note 1), the Company effected a 1-for-70 reverse stock split.

Preferred Stock

On October 13, 2011, the Company amended its Articles of Incorporation to authorize 5,000,000 shares of Preferred Stock, par value $0.001 per share. The Preferred Stock is issuable in one or more series with designations of each such series of Preferred Stock as to their rights, voting powers, preferences, privileges, limitations, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, and liquidation preferences

Stock Options

In January 2006, the Company adopted a stock incentive plan in order to provide an incentive to eligible employees and officers of the Company. The Employee Stock Incentive Plan is a qualified plan authorizing the issuance of up to 42,857 (3,000,000 pre-split) shares pursuant to the Plan. Awards are in the form of incentive stock options or restricted stock awards and are to be administered by a compensation committee or, in the absence of such committee, by the Board of Directors. The Plan has a term of ten years.

The Non-Employee Directors and Consultants Retainer Stock Incentive Plan is a non-qualified plan authorizing the issuance of up to 42,857 (3,000,000 pre-split) shares pursuant to the Plan. Awards are in the form of stock options or restricted stock awards and are to be administered by a compensation committee or, in the absence of such committee, by the Board of Directors. The Plan has a term of ten years.

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2-TRACK GLOBAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012

(Unaudited)

Stock option transactions under the 2006 plans for the nine months ended September 30, 2012 and for the year ended December 31, 2011 are summarized as follows:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
	(Unaudited)	(Audited)
Options outstanding, beginning of year	729	4,286
Granted	-	-
Exercised	-	-
Forfeited/expired	-	(3,557)
Options outstanding, end of the period	729	729
Options exercisable, end of the period	729	729

The exercise price of the remaining 729 (51,000 pre-split) outstanding options at September 30, 2012, which expire March 24, 2014, is $14.70 per share ($0.21 pre-split per share). The aggregate intrinsic value of the outstanding options at September 30, 2012 and December 31, 2011 is $0 and $0, respectively.

For the nine months ended September 30, 2012 and the year ended December 31, 2011, stock options expense charged to operations was $497 and $2,240, respectively. At September 30, 2012, the unrecognized compensation expense was $0.

Note 10. COMMITMENTS AND CONTINGENCIES

On March 29, 2012 the SEC initiated an Administrative Proceeding against six companies including 2-Track, seeking to deregister each company’s class of stock registered under Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”) due to the number of delinquent reports not filed by each company. After two Prehearing Conferences with the SEC, the second being held on July 16, 2012 at which time 2-Track was unable to bring all of its 1934 Act reports current, the SEC issued an Initial Decision dated July 24, 2012 revoking 2-Track’s common stock registration under Section 12 of the 1934 Act. The Initial Decision became final on August 15, 2012 and declared effective on September 7, 2012.

On August 12, 2012, World Capital Market (“Buyer”) and Woosun (Mike) Jung, TOTG’s chief executive officer, (“Jung”) and 10 other TOTG stockholders (“Other Sellers”, and with Jung collectively, the “Sellers”) entered into a Stock Purchase Agreement (the “Agreement”). The Agreement provided for the Sellers’ sale of a total of 519,281 shares of TOTG common stock, representing approximately 59% of the 874,500 issued and outstanding shares of TOTG common stock, to the Buyer for a total of $130,000 cash. The transaction closed on August 29, 2012 and the $130,000 was disbursed as follows: $35,000 to the Sellers, $10,000 to Octagon Investment S.A. for the Assignment of Indebtedness of $100,000 debt owed by the Company to Octagon (see Note 7) to Buyer, $30,000 to the Company’s law firm, $20,000 to the Company’s independent registered public accounting firm, and $35,000 was retained by the Buyer to pay other future transaction expenses designated by Buyer. To date, the $35,000 has not been spent by the Buyer.

Note 11. GAIN ON SETTLEMENT OF LEGAL FEES IN CONNECTION WITH CHANGE IN CONTROL

Coincident with the change in control of the Company on August 29, 2012 (see Note 10), the Company’s attorney agreed to accept $30,000 ($5,000 received on August 1, 2012, $25,000 received on August 29, 2012) in satisfaction of the $58,620 accounts payable balance due him. Accordingly, the Company recognized a $28,620 gain from this one time non-recurring settlement in the three months ended September 30, 2012.

Note 12. SUBSEQUENT EVENT

On October 26, 2012, the Company filed a Form 10 with the Securities and Exchange Commission to register our common stock pursuant to Section 12(g) of the 1934 Act.

F-23